Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 of this Registration Statement on Form S-1 of our report dated May 30, 2024, relating to the financial statements of Go Green Global Technologies Corp. for the years ended December 31, 2023 and 2022 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

June 20, 2024